Exhibit 99.1
Press Release
Two North Broadway
Lebanon, Ohio 45036

Company Contact: Eric J. Meilstrup President and Chief Executive Officer LCNB National Bank (513) 932-1414 shareholderrelations@lcnb.com	Investor and Media Contact: Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

LCNB CORP. REPORTS RECORD FINANCIAL RESULTS FOR
THE THREE AND SIX MONTHS ENDED JUNE 30, 2023
Ended the Second Quarter with a Stable Deposit Base and a 90.14% Loan to Deposit Ratio
Net Loans Increased 4.7% Year-over-Year to a Record of $1.43 Billion
Asset Quality Remains Excellent with Total Nonperforming Loans to Total Loans of 0.05% at June 30, 2023
LCNB Wealth Management Assets Up 21.4% Year-over-Year to a Record $1.13 Billion
Cincinnati Bancorp, Inc. Acquisition Expected to Close in the 2023 Fourth Quarter

LEBANON, Ohio--LCNB Corp. ("LCNB") (NASDAQ: LCNB) today announced financial results for the three and six months ended June 30, 2023.

Commenting on the financial results, LCNB President and Chief Executive Officer Eric Meilstrup said, “I am pleased with our favorable second quarter performance and the progress we are making despite a difficult operating environment. During the second quarter, we increased net income and earnings per share from first quarter levels, maintained excellent asset quality, and achieved record net loans, LCNB Wealth Management assets, and total assets. In addition, our flexible balance sheet and solid capital levels allowed us to support our organic growth strategies and return capital back to our shareholders.”

Mr. Meilstrup continued, “While we expect the challenging banking landscape to persist throughout the second half of 2023, we remain focused on managing the factors under our control. This includes controlling operating expenses, managing our balance sheet, maintaining excellent asset quality, and supporting our local communities. In addition, we continue to make progress completing the acquisition of Cincinnati Bancorp, which is expected to close during the 2023 fourth quarter. Once finalized, we expect LCNB will have total assets of approximately $2.3 billion with 33 banking offices in Ohio and one branch office in Northern Kentucky. With an expanded position within the greater Cincinnati and Northern Kentucky markets, we believe this transaction should enhance LCNB’s long-term profitability metrics and earnings growth rate in the future. We are excited to complete the acquisition and welcome Cincinnati Bancorp’s customers, employees, and shareholders to LCNB,” concluded Mr. Meilstrup.

Income Statement
Net income for the 2023 second quarter was $4,694,000, compared to $5,618,000 for the same period last year. Earnings per basic and diluted share for the 2023 second quarter were $0.42, compared to $0.49 for the same period last year. Net income for the six-month period ended June 30, 2023 was $8,851,000, compared to $10,141,000 for the same period last year. Earnings per basic and diluted share for the six-month period ended June 30, 2023 were $0.79, compared to $0.87 for the same period last year.

Adjusted net income for the 2023 second quarter was $5.0 million, or $0.45 per diluted share, compared to $5.6 million, or $0.49 per diluted share, in the prior year quarter. Adjusted net income accounts for the impact of one-time merger-related expenses, net of tax, associated with the Cincinnati Bancorp, Inc. acquisition. Adjusted net income for the first half ended June 30, 2023 was $9.2 million, or $0.82 per diluted share, compared to $10.1 million, or $0.87 per diluted share, in the prior year period.

Net interest income for the three months ended June 30, 2023 was $14,177,000, compared to $15,167,000 for the comparable period in 2022. Net interest income for the six-month period ended June 30, 2023 was $28,119,000, as compared to $29,390,000 in the same period last year. Contributing to the variances for both the three and six-month periods were increases in the amount of short-term borrowings combined with higher interest expense associated with the rapid year-over-year increase in the Effective Federal Funds Rate. For the 2023 second quarter, LCNB’s tax equivalent net interest margin was 3.28%, compared to 3.54% for the same period last year.

Non-interest income for the three months ended June 30, 2023 increased $118,000, or by 3.3%, to $3,646,000, compared to $3,528,000 for the same period last year. For the six months ended June 30, 2023, non-interest income increased $149,000, or by 2.1%, to $7,227,000, compared to $7,078,000 for the same period last year. The increase in non-interest income for both the three and six-month periods were primarily due to higher fiduciary income and a decrease in net unrealized losses recognized on equity securities, partially offset by lower gains on sales of loans. Also contributing to the increase during the six-month period were gains recognized on the sale of equity securities during the 2023 first quarter.

Non-interest expense for the three months ended June 30, 2023 was $609,000 greater than the comparable period in 2022, primarily due to $415,000 in one-time merger-related expenses. For the first half ended June 30, 2023, non-interest expense was $884,000 higher than the comparable period in 2022, partially due to $440,000 in merger-related expenses. In addition, non-interest expense for the 2022 second quarter benefited from an $889,000 gain from the sale of other real estate owned.

Capital Allocation
During the 2023 second quarter, LCNB invested $1.5 million to repurchase 92,885 shares of its outstanding stock at an average price of $15.86 per share. Year-to-date, LCNB invested $3.3 million to repurchase 199,913 shares of its outstanding stock at an average price of $16.47 per share. This equates to approximately 1.78% of the Company’s outstanding common stock prior to the repurchase. At June 30, 2023, LCNB had 315,047 shares remaining under its February 2023 share repurchase program.
For the second quarter ended June 30, 2023, LCNB paid $0.21 per share in dividends, a 5.0% increase from $0.20 per share for the second quarter last year. Year-to-date, LCNB paid $0.42 per share in dividends, compared to $0.40 per share for the first half last year.

Balance Sheet
Total assets at June 30, 2023 increased 1.9% to a record $1.95 billion from $1.91 billion at June 30, 2022. Net loans at June 30, 2023 increased 4.7% to a record $1.43 billion, compared to $1.37 billion at June 30, 2022.

Total deposits at June 30, 2023 decreased 3.7% to $1.60 billion, compared to $1.66 billion at June 30, 2022, as LCNB experienced greater competition for deposit accounts. LCNB’s uninsured deposits to total deposits was approximately 11.7% for the quarter ended June 30, 2023.

Assets Under Management
Total assets managed at June 30, 2023 were a record $3.23 billion, compared to $3.04 billion at June 30, 2022. The year-over-year increase in total assets managed was primarily due to increases in LCNB Corp. total assets, trust and investments, and brokerage accounts. Trust and investments and brokerage accounts increased due to a higher number of new LCNB Wealth Management customer accounts opened over the past twelve months and an increase in the fair value of managed assets associated with an improving capital market environment, partially offset by decreases in cash management accounts and mortgage loans serviced.

Asset Quality
For the 2023 second quarter, the total provision for credit losses was $30,000, compared to a total provision for credit losses of $377,000 for the 2022 second quarter. For the six months ended June 30, 2023, LCNB recorded a total recovery of credit losses of $27,000, compared to a total provision for credit losses of $426,000 for the six months ended June 30, 2022.

Net charge-offs for the 2023 second quarter were $33,000, or 0.01% of average loans, compared to net charge-offs of $74,000, or 0.02% of average loans, for the same period last year. For the 2023 six-month period, net charge-offs were $49,000, or 0.01% of average loans, compared to net charge-offs of $99,000, or 0.03% of average loans, for the 2022 six-month period.

Total nonperforming loans, which includes non-accrual loans and loans past due 90 days or more and still accruing interest, increased $111,000 from $599,000 or 0.04% of total loans at June 30, 2022, to $710,000 or 0.05% of total loans at June 30, 2023. Nonperforming assets to total assets was 0.04% at June 30, 2023, compared to 0.03% at June 30, 2022.

Merger Agreement With Cincinnati Bancorp, Inc.
LCNB and Cincinnati Bancorp, Inc. (“CNNB”), the holding company for Cincinnati Federal, a federally chartered stock savings and loan association, signed a definitive merger agreement on May 18, 2023 whereby LCNB will acquire CNNB in a stock-and-cash transaction. CNNB operates five full-service branch offices in Cincinnati, Ohio and Northern Kentucky. When completed, the transaction will significantly increase LCNB’s existing presence in the Cincinnati market and expand LCNB’s community banking franchise across the Ohio River into the Northern Kentucky market.

Subject to the terms of the merger agreement, which has been approved by the Board of Directors of each company, CNNB shareholders will have the opportunity to elect to receive either 0.9274 shares of LCNB stock or $17.21 per share in cash for each share of CNNB common stock owned, subject to 80% of all CNNB shares being exchanged for LCNB common stock. Subject to regulatory approval, CNNB shareholder approval, and other customary conditions set forth in the definitive merger agreement, the transaction is anticipated to close in the fourth quarter of 2023.

About LCNB Corp.
LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio. Through its subsidiary, LCNB National Bank (the “Bank”), it serves customers and communities in Southwest and South-Central Ohio. A financial institution with a long tradition for building strong relationships with customers and communities, the Bank offers convenient banking locations in Butler, Clermont, Clinton, Fayette, Franklin, Hamilton, Montgomery, Preble, Ross, and Warren Counties, Ohio. The Bank continually strives to exceed customer expectations and provides an array of services for all personal and business banking needs including checking, savings, online banking, personal lending, business lending, agricultural lending, business support, deposit and treasury, investment services, trust and IRAs and stock purchases. LCNB Corp. common shares are traded on the NASDAQ Capital Market Exchange® under the symbol “LCNB.” Learn more about LCNB Corp. at www.lcnb.com.

Forward-Looking Statements
Certain statements made in this news release regarding LCNB’s financial condition, results of operations, plans, objectives, future performance and business, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by the fact they are not historical facts and include words such as “anticipate”, “could”, “may”, “feel”, “expect”, “believe”, “plan”, and similar expressions. Please refer to LCNB’s Annual Report on Form 10-K for the year ended December 31, 2022, as well as its other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

These forward-looking statements reflect management's current expectations based on all information available to management and its knowledge of LCNB’s business and operations. Additionally, LCNB’s financial condition, results of operations, plans, objectives, future performance and business are subject to risks and uncertainties that may cause actual results to differ materially. These factors include, but are not limited to:
1.the success, impact, and timing of the implementation of LCNB’s business strategies;
2.the uncertainties for LCNB's business, results of operations and financial condition resulting from the recovery from the COVID-19 pandemic;
3.LCNB’s ability to integrate future acquisitions may be unsuccessful or may be more difficult, time-consuming, or costly than expected;
4.LCNB may incur increased loan charge-offs in the future and the allowance for credit losses may be inadequate;
5.LCNB may face competitive loss of customers;
6.changes in the interest rate environment, which may include further interest rate increases, may have results on LCNB’s operations materially different from those anticipated by LCNB’s market risk management functions;
7.changes in general economic conditions and increased competition could adversely affect LCNB’s operating results;

8.changes in regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact LCNB’s operating results;
9.LCNB may experience difficulties growing loan and deposit balances;
10.United States trade relations with foreign countries could negatively impact the financial condition of LCNB's customers, which could adversely affect LCNB 's operating results and financial condition;
11.difficulties with technology or data security breaches, including cyberattacks, could negatively affect LCNB's ability to conduct business and its relationships with customers, vendors, and others;
12.adverse weather events and natural disasters and global and/or national epidemics could negatively affect LCNB’s customers given its concentrated geographic scope, which could impact LCNB’s operating results; and
13.government intervention in the U.S. financial system, including the effects of legislative, tax, accounting and regulatory actions and reforms, including the Coronavirus Aid, Relief, and Economic Security ("CARES") Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Jumpstart Our Business Startups Act, the Consumer Financial Protection Bureau, the capital ratios of Basel III as adopted by the federal banking authorities, and the Tax Cuts and Jobs Act, and any such future regulatory actions or reforms.

Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist shareholders and potential investors in understanding current and anticipated financial operations of LCNB and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. LCNB undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.